EXHIBIT 23.1

January 29, 2016

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated October 6, 2015 accompanying the audited financial statements of messageBgone, Inc. as of August 31, 2015, in the Form S-1 Amendment No. 3 with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Form.

Very truly yours,

Kyle L. Tingle

Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road ◆ Suite 200 ◆ Las Vegas, Nevada 89120 ◆ PHONE: (702) 450-2200 ◆ FAX: (702) 436-4218

E-MAIL: ktingle@kyletinglecpa.com